UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2022

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2022, QSAM Biosciences, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, to effectuate a reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock on a 1-for-40 basis to become effective at 5:00 p.m. (Eastern Time) on March 9, 2022 (the “Effective Date”).

Split Adjustment; Treatment of Fractional Shares

As of the Effective Date, each 40 shares of issued and outstanding common stock was automatically converted into one share of common stock. Pursuant to the Reverse Split, any fractional shares shall be rounded to the nearest whole number, and shareholders are not required to take any action or exchange their share certificates.

Capitalization; Adjustment of Outstanding Securities

The Reverse Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock. As a result of the Reverse Split, the Company’s outstanding shares of common stock will be reduced to approximately 1,686,321 shares, not including of convertible preferred shares and convertible notes currently representing approximately an additional 450,000 common shares.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

FINRA Announcement and New CUSIP

The Company’s common stock is quoted on the OTCQB platform of OTC Markets. The Company had filed a corporate action with Financial Industry Regulatory Authority (“FINRA”) pursuant to Rule 6490 in connection with the Reverse Split, which is approved by FINRA effective March 10, 2022. The reverse split will be effective on OTC Markets as of the open of trading on March 10, 2022. A “D” will be placed on the current symbol of the Company, QSAM, beginning March 10, 2022, for 20 business days to alert the public of the Reverse Split. The new CUSIP number for the Company’s common stock following the Reverse Split is 74738N202.

Certificate of Amendment

The above description of the Certificate of Amendment and the Reverse Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Delaware on March 4, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Certificate of Amendment filed with the Secretary of State of Delaware
99.1	Press Release Announcing Reverse Stock Split dated March 9, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2022	QSAM Biosciences, Inc.

	By:	/s/ Christopher Nelson
Christopher Nelson
General Counsel